Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka (615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REVISES FINANCIAL GUIDANCE FOR 2015

NASHVILLE, Tenn. (June 18, 2015) – Alfred Lumsdaine, interim chief executive officer of Healthways (NASDAQ: HWAY), today announced that the Company is revising its financial guidance for 2015.  This revision is due to lower than expected revenue from a single health plan contract, slower than expected business development and implementation of Dr. Ornish's Program for Reversing Heart Disease™ (Ornish Reversal Program), and slower than expected business development of the Company's Blue Zones Project by Healthways® (Blue Zones projects).

The Company now expects revenue for 2015 in a range of $770 million to $785 million compared to a previous range of $800 million to $825 million and revenues of $742 million for 2014. The Company expects the resulting impact on EBITDA from this revenue reduction to be approximately $20 million at the mid-point of the revised revenue guidance range. EBITDA will be further reduced, as previously announced, by approximately $5 million from compensation-related expenses associated with its CEO transition. Consequently the Company now expects EBITDA margin for 2015 in a range of approximately 8.0% to 8.5%.

"We feel it is prudent to revise 2015 guidance now, based on the three factors that have emerged since announcing our first quarter results and the CEO transition," said Lumsdaine.

The Company anticipates that one significant contract with a commercial health plan will have lower than expected growth in net engaged lives during 2015 primarily because members are currently being graduated from one of the programs at a faster rate than expected. The Company is working collaboratively on both the enrollment and graduation processes with this customer and expects this dynamic to reverse before the end of 2015.

Healthways has also experienced slower implementation and sales cycles for the Ornish Reversal Program.  As it gains experience, the Company has realized that health system customers need longer time frames for facility upgrades, program deployment and initial cohort enrollments. All contracts signed prior to 2015 have been implemented and are graduating cohorts. Further, the Company continues to sign new contracts, albeit at a slower pace than previously anticipated.

Finally, the Company has encountered a slower pace of near-term business development for Blue Zones project opportunities originally anticipated for 2015.  Healthways has experienced annual revenue growth in the Blue Zones project since 2011 and continues to have an active pipeline of new opportunities.

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HWAY Revises Financial Guidance for 2015

June 18, 2015

Lumsdaine added, "We will provide comprehensive financial guidance for 2015 when we announce second-quarter financial results on July 23, 2015."

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:
•	the effectiveness of management's strategies and decisions;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;

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HWAY Revises Financial Guidance for 2015

June 18, 2015
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

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